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                                                                     Exhibit 3.1


                         CERTIFICATE OF AMENDMENT OF
                                      OF
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 UROGEN CORP.


The undersigned certify that:

     1. They are the President and Corporate Secretary, respectively, of Urogen Corp., a Delaware corporation (the "Corporation").

     2. Article I of the Restated Certificate of the Corporation is hereby amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

     "The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                      "GenStar Therapeutics Corporation"


     3. The foregoing amendment to the Restated Certificate of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment to the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

     The undersigned further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of their own knowledge.

DATE: March 21, 2000

                                    /s/ ROBERT E. SOBOL
                                    ____________________________________________
                                    Robert E. Sobol, President

                                    /s/ CARIN D. SANDVIK
                                    ____________________________________________
                                    Carin D. Sandvik, Corporate Secretary